Exhibit Index

Exhibit No.                     Description                             Page
  4.01        Registrant's Articles of Incorporation, as amended. *

  4.02 Registrant's Bylaws (incorporated herein by reference to the filed Exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-23885) declared effective by the Commission on October 4, 1988).

  4.03 Registrant's 1995 Employee Stock Option Plan and related documents.*

  4.04        Registrant's 1995 Executive Officer Stock Option
              Plan and related documents.*

  5.01        Opinion of Fenwick & West.

 23.01        Consent of Fenwick & West (included in Exhibit 5.01).

 23.02        Consent of Arthur Andersen LLP, Independent Public Accountants.

 24.01        Power of Attorney (see page 5).

* Incorporated by reference to the filed Exhibit to the Registrant's Annual Report on Form 10-KSB (File No. 0-17190) filed on October 13, 1995.